UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2011

RADIOSHACK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203 Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2011, the Board of Directors of RadioShack Corporation (the “Company”) elected Julie A. Dobson to the Board of Directors. Ms. Dobson was also elected to serve on the Management Development and Compensation Committee. The Board of Directors determined that Ms. Dobson is an independent director under the regulations of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange.

Ms. Dobson has served as chairman of the board of advisors of TeleBright, Inc. (a telecommunications software company) since 2002. From 1998 to 2002, she served as Chief Operating Officer of TeleCorp PCS, Inc. (a wireless telecommunications carrier). Ms. Dobson also currently serves on the boards of directors of American Water Works Company, Inc., PNM Resources, Inc. and Safeguard Scientifics, Inc.

There is no arrangement or understanding between Ms. Dobson and any other persons pursuant to which she was selected as a director, and there are no transactions to which the Company or any of its subsidiaries is a party and in which Ms. Dobson has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Ms. Dobson will be compensated for her service on the Board of Directors pursuant to the compensation program that was approved by the Board of Directors on May 19, 2011 for all non-employee directors (the “Program”). Pursuant to the Program, Ms. Dobson will receive an annual board retainer fee of $85,000. She will also receive an initial grant of deferred stock units under the Deferred Stock Unit Plan for Non-Employee Directors (the “DSU Plan”) in an amount equal to the number of shares of the Company’s common stock with a fair market value of $150,000 on September 15, 2011, the date Ms. Dobson attended her first meeting of the Board of Directors. In addition to the Program, Ms. Dobson will be eligible to participate in the Company’s Unfunded Deferred Compensation Plan for Directors (the “UDCP Plan”). Under the UDCP Plan, Ms. Dobson may elect to defer all or 50% of her annual board retainer fee in the form of cash or common stock units. The DSU Plan and UDCP Plan are described further in the Company’s proxy statement filed with the Securities and Exchange Commission on April 20, 2011.

A copy of the press release issued by the Company announcing the election of Ms. Dobson to the Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated September 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: September 19, 2011	/s/ James F. Gooch
James F. Gooch
President and
Chief Executive Officer
(principal executive officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 19, 2011.